UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 College Boulevard

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 30, 2014, Euronet Worldwide, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, for themselves and on behalf of several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell $350.0 million in aggregate principal amount of its 1.50% Convertible Senior Notes due 2044 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $52.5 million principal amount of Notes, which the Initial Purchasers exercised in full on October 31, 2014. On November 5, 2014, the Company completed the issuance and sale of the Notes, including the additional aggregate principal amount of Notes pursuant to the exercise of the Initial Purchasers’ option.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indenture

On November 5, 2014, the Company entered into an indenture (the “Indenture”) with respect to the Notes with U.S. Bank National Association, as trustee (the “Trustee”). Under the Indenture, the Notes will bear interest at a rate of 1.50% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2015. Beginning with the six-month interest period commencing on October 1, 2020, the Company will pay contingent interest on the Notes during any six-month interest period if the trading price per $1,000 principal amount of the Notes for each of the five trading days immediately preceding the first day of such interest period equals or exceeds $1,200. Any contingent interest payable on the Notes will be in addition to the regular interest payable on the Notes. The Notes will mature on October 1, 2044, unless previously repurchased, redeemed or converted.

Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date only if one or more of the following conditions is satisfied: (i) during any calendar quarter commencing after the calendar quarter ending on December 31, 2014 (and only during such calendar quarter), if the closing sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs is more than 130% of the applicable conversion price of the Notes on each such trading day; (ii) during the five consecutive business day period following any ten consecutive trading day period in which the trading price for the Notes for each such trading day was less than 98% of the product of the closing sale price of the Company’s common stock on each such trading day and the applicable conversion rate on each such trading day; (iii) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date; (iv) upon the occurrence of specified corporate events; or (v) during either the period beginning on, and including, July 1, 2020 and ending at the close of business on the business day immediately preceding October 5, 2020 or the period beginning on, and including, July 1, 2044 and ending at the close of business on the business day immediately preceding the maturity date. The Company will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination thereof at the Company’s election.

The initial conversion rate will be 13.8534 shares of the Company’s common stock for each $1,000 principal amount of Notes, which represents an initial conversion price of approximately $72.18 per share of the Company’s common stock. The conversion rate will be subject to adjustment for certain events described in the Indenture, but will not be adjusted for accrued interest. In addition, following certain corporate events that occur on or prior to October 5, 2020, the Company will increase the conversion rate for a holder that elects to convert its Notes in connection with such a corporate event.

The Company may not redeem the Notes prior to April 5, 2018. The Company may redeem for cash all or any portion of the Notes, at its option, (i) on or after April 5, 2018 if the closing sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption and (ii) on or after October 5, 2020, regardless of the foregoing sale price condition, in each case at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Holders have the right to require the Company to repurchase for cash all or part of their Notes on each of October 1, 2020, October 1, 2024, October 1, 2029, October 1, 2034 and October 1, 2039 at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date. In addition, if a fundamental change, as defined in the Indenture, occurs prior to the maturity date, holders may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness (including its secured credit facility) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries (including their trade payables and their obligations as borrowers under and/or guarantors of the Company’s secured credit facility).

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and the Form of Note included therein, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

Item 8.01	Other Events.

The Company used approximately $64.5 million of the net proceeds of the sale of the Notes to repurchase 1,206,500 shares of its common stock concurrently with the pricing of the offering of the Notes in privately negotiated transactions effected through the Initial Purchasers or their affiliates as the Company’s agents at a purchase price per share equal to the closing price per share on the pricing date of the offering of the Notes, which was $53.47 on October 30, 2014. Final settlement for the repurchase of the shares of common stock occurred on November 5, 2014. The Company may use additional amounts from the net proceeds received from the sale of the Notes to repurchase additional shares of its common stock.

Item 9.01	Financial Statements and Exhibits.

Number	Description

4.1	Indenture, dated November 5, 2014, between the Company and U.S. Bank National Association, as trustee

4.2	Form of 1.50% Convertible Senior Note due 2044 (included as Exhibit A to Exhibit 4.1 above)

10.1	Purchase Agreement, dated October 30, 2014, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, for themselves and on behalf of several initial purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman Executive Vice President & General Counsel

Date: November 5, 2014

INDEX TO EXHIBITS

Exhibit	Description

4.1	Indenture, dated November 5, 2014, between the Company and U.S. Bank National Association, as trustee

4.2	Form of 1.50% Convertible Senior Note due 2044 (included as Exhibit A to Exhibit 4.1 above)

10.1	Purchase Agreement, dated October 30, 2014, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, for themselves and on behalf of several initial purchasers named therein